UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     March 30, 2009

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2009, China Architectural Engineering, Inc. (the “Company”) appointed Li Chengcheng as the Company’s new Chief Financial Officer (“CFO”), replacing Albert Jan Grisel, who resigned effective March 30, 2009.  Mr. Grisel was appointed as Vice President of KGE Group Ltd., the majority shareholder of the Company, and as a result resigned as CFO of the Company.

Mr. Li, 43, had been serving as the Company’s Director of Investor Relationship and Business Development since October 2007.  From July 2007 to October 2007, Mr. Li served as the China National Manager, Fire Protection and Profilit Products at the Pilkington Group, a glass manufacturer.  From May 2003 to May 2006, Mr. Li served as the General Manager of the Beijing Branch of KGE Group Limited.  From October 2000 to April 2003, he served as the Managing Director of Hong Kong Linefan Technology Holdings Limited.  From December 1997 to September 2000, he served as the Vice President of KGE Group Limited.  Mr. Li received a Bachelor of Engineering degree in Applied Geophysics from the Department of Earth Science at Jilin University in 1988 and an MBA from the Curtin University of Technology in Perth, Australia in 1995.

Mr. Li does not have any family relationships with any of the Company's directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Also on March 30, 2009, the Company entered into an employment agreement (the “Agreement”) with Mr. Li as CFO of the Company.  The Agreement has a probationary period of three months, during which either party may terminate the agreement with no notice during the first month and seven days’ notice thereafter.  After Mr. Li’s successful completion of the probationary period, either party may terminate the agreement with two months’ notice.  In the event of negligence, misconduct, and other similar actions or events, the Company may terminate Mr. Li’s employment without notice.

According to the Agreement, Mr. Li will receive an initial annual base salary of $120,000, which will be reviewed for adjustment after two years.  Upon successful completion of the probationary period, Mr. Li may be entitled to a $30,000 bonus.  In addition, during the first two years of service under the Agreement, Mr. Li is entitled to a cash bonus of 6% of a bonus pool, which is defined in the Agreement as 0.3% of the total revenue of the Company plus 5% of the after-tax profit of the Company, as shown in its consolidated accounts.  Any such cash bonus is conditional on Mr. Li being employed by the Company at the end of the relevant year.  Any bonus will be paid within three months after the audit report is available for financial years 2009 and 2010.  Furthermore, after completing the first year of employment under this agreement, Mr. Li will be entitled to receive 50,000 shares of common stock of the Company; provided that, however, Mr. Li is still employed by the Company at the end of the year.  Mr. Li agreed not to compete with the Company, have business dealings with, or solicit or interfere with the relationship of, Company clients or prospective clients during Mr. Li’s employment or within six months after termination of his employment, except where the Company wrongfully terminates Mr. Li’s employment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement with Li Chengcheng dated as of March 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement with Li Chengcheng dated as of March 30, 2009.